UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Warner Bros. Discovery, Inc.

(Name of Registrant as Specified In Its Charter)

Netflix, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by Netflix, Inc.

Pursuant to Rule 14a-12 under the

Securities and Exchange Act of 1934, as amended

Subject Company: Warner Bros. Discovery, Inc.

Commission File No.: 001-34177

Date: February 17, 2026

The following is a copy of a press release issued by Netflix, Inc. on February 17, 2026.

WBD Files Definitive Proxy Statement and Schedules Special Meeting for March 20, 2026,

to Approve the WBD-Netflix Transaction

The WBD-Netflix Transaction Delivers Incredible Value and Certainty to

WBD Stockholders with Clear Path to Timely Regulatory Approval

Netflix is the Superior Deal and the Only Deal Before WBD Stockholders

Together WBD and Netflix will Protect U.S. Jobs, Bring Great Value to Consumers and Assure

Growth of the Broader Entertainment Industry

A PSKY transaction does not have an easier or faster path to regulatory approval and PSKY’s financing challenges and rapid deleveraging plans pose tremendous risk to the entertainment industry

HOLLYWOOD, Calif., Feb. 17, 2026 – Netflix, Inc. today issued the following statement regarding its fully financed definitive agreement with Warner Bros. Discovery, Inc. (WBD) to acquire Warner Bros., including its film and television studios, HBO Max and HBO:

Today marks another important milestone for our transaction with WBD. WBD has filed and commenced the mailing of its definitive proxy statement for the special meeting to be held on March 20, 2026, to approve our Board-recommended transaction and superior offer.

Throughout the robust and highly competitive strategic review process, Netflix has consistently taken a constructive, responsive approach with WBD, in stark contrast to Paramount Skydance (PSKY). While we are confident that our transaction provides superior value and certainty, we recognize the ongoing distraction for WBD stockholders and the broader entertainment industry caused by PSKY’s antics. Accordingly, we granted WBD a narrow seven-day waiver of certain obligations under our merger agreement to allow them to engage with PSKY to fully and finally resolve this matter.

This does not change the fact that we have the only signed, board-recommended agreement with WBD, and ours is the only certain path to delivering value to WBD’s stockholders. In its press release today, WBD reaffirmed its recommendation that WBD stockholders vote to approve the Netflix transaction at WBD’s special meeting.

Together, Netflix and Warner Bros. will deliver more choice and greater value to audiences worldwide with expanded access to exceptional films and series – both at home and in theaters. Our transaction also expands production capacity and increases investment in original content, leading to long-term job creation. The Netflix transaction is centered on growth, opportunity, and a reinforced commitment to creating world-class films and television – not consolidation and layoffs.

Netflix is confident that our transaction, a largely vertical merger of complementary assets, has a clear path to timely regulatory approval. Netflix and WBD have each submitted their Hart-Scott-Rodino (HSR) filings and are engaged constructively with competition authorities across the world, including the U.S. Department of Justice (DOJ), state Attorneys General, the European Commission, and the U.K. Competition and Markets Authority (CMA). Netflix and WBD are driving the regulatory process forward — collaboratively and constructively and focused on a clear path to closing.

By contrast, PSKY has repeatedly mischaracterized the regulatory review process by suggesting its proposal will sail through, misleading WBD stockholders about the real risk of their regulatory challenges around the world. WBD stockholders should not be misled into thinking that PSKY has an easier or faster path to regulatory approval – it does not.

PSKY is also quick to publicize routine checkpoints to exaggerate “progress.” For example, PSKY cited securing German FDI clearance on January 27, 2026, as evidence of their “regulatory certainty.” In fact, Netflix received German FDI clearance on the very same day.

Separately, the foreign funding behind PSKY’s bid is already raising serious national security concerns. We expect government reviewers globally, including CFIUS and Team Telecom in the U.S., as well as European authorities, to scrutinize the Middle Eastern investors in PSKY’s consortium and to be skeptical of claims that they are purely passive investors.

In reality, PSKY is far from obtaining all of the regulatory clearances required. Enforcers will focus on the impact of PSKY’s proposal on competition, job losses, reduced output, and downward pressure on wages for film and television workers. PSKY’s offer results in significant horizontal overlaps that will concern antitrust enforcers globally by combining:

•	two of the five major Hollywood studios,

•	two major theatrical distribution channels,

•	two of the major TV studios,

•	two major news networks, and

•	two major sports distributors.

Beyond their regulatory hurdles, PSKY’s aggressive financing package, rapid deleveraging plans, and performance track record pose tremendous risks to both the completion of their proposed deal and the industry.

PSKY has promised to rapidly de-lever following its proposed transaction which can only be achieved through unprecedented job cuts (on top of the previous PSKY layoffs):

•

Post-merger, PSKY would be over-leveraged with approximately $84 billion of total proforma debt — the largest proposed leveraged buyout in history — and an estimated ‘-’7x leverage ratio (Debt / 2026 LTM EBITDA).

•

PSKY has promised its concerned investors that it “will be below, call it, at closing with accounting for synergies around 4x. And [will] de-lever quickly to below 3x and almost 2x over the convening 2 years to 2.5 years.”[1]

•

This means PSKY would need to realize ‘-’$16 billion of cost savings in order to meet the midpoint of its leverage target range, far in excess of the $6+ billion synergy figure PSKY has publicly communicated[2].

•	The only way to achieve this would be through greater, even deeper job cuts that would irreparably harm the entertainment industry.

•

PSKY is already undershooting its financial projections. Based on their most recent published “Adjusted OIBDA” guidance for 2026, they have underperformed their initial Paramount acquisition business plan by 15%[3], which could mean even more cost cuts.

•	This extraordinary execution risk and track record of operational underperformance could impact PSKY’s ability to fund and close a transaction.

A business plan that is dependent upon $16 billion in cost savings should be an unmistakable red flag for regulators, policymakers, union leaders and creatives.

Netflix’s strong cash flow generation supports our all-cash transaction structure while preserving a healthy balance sheet and flexibility to capitalize on future strategic priorities. A combined Netflix and Warner Bros. will strengthen the entertainment industry, preserve choice and value for consumers, and give creators more opportunities.

WBD Stockholders — your vote is crucial. Vote FOR the Netflix and Warner Bros. deal at votewbdnetflix.com. A dedicated website providing ongoing information and resources about the transaction is available at netflixwbtogether.com.

About Netflix, Inc.

Netflix is one of the world’s leading entertainment services offering TV series, films, games and live programming across a wide variety of genres and languages. Members can play, pause and resume watching as much as they want, anytime, anywhere, and can change their plans at any time.

[1]	Paramount Skydance Corporation M&A Call on 12/08/2025
[2]	Paramount Skydance 12/08/2025 Press Release
[3]	Creating a Next Generation Leading Entertainment Company and PSKY Q3’25 Shareholder Letter.

Important Information and Where to Find It

In connection with the proposed transaction between Netflix and WBD, WBD filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). The Proxy Statement was first mailed to WBD stockholders on or around February 17, 2026. Each of Netflix and WBD may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Netflix or WBD may file with the SEC or mail to WBD’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NETFLIX AND WBD ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING NETFLIX, WBD, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement as well as other filings containing information about Netflix and WBD, without charge, at the SEC’s website, https://www.sec.gov. The documents filed by Netflix with the SEC also may be obtained free of charge at Netflix’s website at https://ir.netflix.net/home/default.aspx. The documents filed by WBD with the SEC also may be obtained free of charge at WBD’s website at https://ir.wbd.com.

Participants in the Solicitation

Netflix, WBD and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WBD in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of WBD and other persons who may be deemed to be participants in the solicitation of stockholders of WBD in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement, which has been filed by WBD with the SEC. Information about WBD’s directors and executive officers is set forth in WBD’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 23, 2025, WBD’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. Information about Netflix’s directors and executive officers is set forth in Netflix’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 17, 2025, and any subsequent filings with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement regarding the proposed transaction. Free copies of these documents may be obtained as described above.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Netflix’s and WBD’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, their respective businesses and industries, management’s beliefs and certain assumptions made by Netflix and WBD, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, completing the separation of WBD’s Discovery Global business (“Discovery Global”) and Warner Bros. business, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of WBD’s and Netflix’s businesses and other conditions to the completion of the proposed transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Netflix and WBD; (iii) Netflix’s and WBD’s ability to implement their business strategies; (iv) consumer viewing trends; (v) potential litigation relating to the proposed transaction that could be instituted against Netflix, WBD or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm Netflix’s or WBD’s business, including current plans and operations; (vii) the ability of Netflix or WBD to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) uncertainty as to the long-term value of Netflix’s common stock; (x) legislative, regulatory and economic developments affecting Netflix’s and WBD’s businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which Netflix and WBD operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Netflix’s or WBD’s financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact Netflix’s or WBD’s ability to pursue certain business opportunities or strategic transactions; (xv) failure to receive the approval of the stockholders of WBD; (xvi) the final allocation of indebtedness between WBD and Discovery Global in connection with the separation could cause a reduction to the consideration for the proposed transaction; (xvii) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections, and inherent uncertainties involved in the estimates and judgments used to estimate the differences between WBD’s Global Linear Networks segment results and the expected results of Discovery Global; and (xviii) volatility or a decline in the market price for Discovery Global common stock following the separation. Discussions of additional risks and uncertainties are contained in Netflix’s and WBD’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the Proxy Statement filed by WBD in connection with the proposed transaction. While the list of factors presented here and in the Proxy Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Netflix’s or WBD’s consolidated financial condition, results of operations or liquidity. Neither Netflix nor WBD assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Lowell Singer

VP, Investor Relations

ir@netflix.com

Emily Feingold

VP, Communications

efeingold@netflix.com